Exhibit 10.1
NOTE PURCHASE AND SALE AGREEMENT
     THIS NOTE PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of December 22, 2010 (“Effective Date”) by and between SOLAR POWER, INC., a California corporation (“Seller”), and HEK PARTNERS, LLC, a California limited liability company (“Buyer”).
     1. Background.
          (a) Seller was a party to that certain Engineering, Procurement and Construction Contract dated September 30, 2009 (“EPC Agreement”) between Seller and Solar Tax Partners 1, LLC (“STP1”) pursuant to which STP1 contracted with Seller to construct and install an electricity grid-connected photovoltaic solar power plant facility with a total generating capacity rated at approximately 3,614.56 kWp (“Generating Facility”). Buyer is the managing member of STP1.
          (b) As partial payment of the purchase price under the EPC, Seller agreed that $3,630,164 of the payment required under the terms of the EPC Agreement could be paid pursuant to a promissory note (“Promissory Note”) made by Buyer in favor of Seller.
          (c) Buyer and Seller have been negotiating to amend the terms of the Promissory Note to provide that the current payment schedule be eliminated and that payments be made from cash distributions to Buyer from the Generating Facility entities, over a term not to exceed twenty (20) years.
     2. Purpose. Seller wishes to sell, transfer and assign and Buyer wishes to purchase and assume all of Seller’s right, title, and interest under the Promissory Note and Security Agreement (“Note Documents”), subject to the terms and conditions of this Agreement.
     3. Purchase and Sale of Note. As of the Effective Date, Seller agrees to sell the Promissory Note to Buyer on the following terms and conditions: (a) Buyer shall (i) pay to Seller the sum of One Million Dollars ($1,000,000) in cash (“Purchase Price”) and (ii) hereby agree to the release of Seller set forth in Section 5 below, and (b) Seller shall assign to Buyer all right, title and interest in and to the Promissory Note, and shall agree to pay the following future obligations of Buyer concurrent with the closing of a loan by East West Bank to STP1 to refinance the Generating Facility: (i) all closing, recording and escrow fees and costs, (ii) the attorney’s fees of Greystone Renewable Energy Fund 2008-A, LLC in connection with such loan, (iii) and any funding shortfall required to close the loan.
     4. Assignment of Promissory Note. Concurrent with the payment by Buyer of the Purchase Price, Seller shall execute and deliver to Buyer the Assignment of Promissory Note in the form attached hereto as Exhibit A to which the original executed Promissory Note shall be attached.
     5. Release and Waiver of Claims.
          (a) Buyer hereby releases, waives, and forever discharges Seller, its successors in interest, and its past, present and future assigns, officers, directors, subsidiaries, affiliates, and insurers, from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of or in connection with the Generating Facility, excepting only the obligations created by, and the representations, warranties and covenants made in this Agreement and under that Guaranty dated December 23, 2009.
          (b) It is understood and agreed that the Release in Section 5(a) is intended to cover and does cover all claims or possible claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, or hereafter discovered or ascertained, and all right under Section 1542 of the Civil Code of California (“Section 1542”) are hereby expressly waived. The parties acknowledge that they are familiar with Section 1542, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     The Buyer expressly, knowingly, and intentionally waives and relinquishes any and all rights that they have under Section 1542, as well as under any other similar state or federal statute or common law principle.
     6. Miscellaneous.
          (a) Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein, including, without limitation, any letters of intent or letters of interest between the parties. THERE ARE NO REPRESENTATIONS, AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER WHICH ARE NOT FULLY EXPRESSED HEREIN.
          (b) Amendment. The provisions of this Agreement may be modified at any time by agreement of the Parties. Any such agreement shall be ineffective to modify this Agreement in any respect unless in writing and signed by the Parties against whom enforcement of the modification or discharge is sought.
          (c) Further Assurances. Each Party agrees to execute and deliver such other assurances, deeds, instructions, instruments of transfer and other documents as may be reasonably requested by the other Party to carry out the purpose and intent of this Agreement.
          (d) Attorneys’ Fees. In the event any of the parties shall commence legal proceedings or arbitration proceedings for the purpose of enforcing any provision or condition hereof, or by reason of any breach arising under the provisions hereof, then the prevailing party in such proceeding shall be entitled to court costs and reasonable attorneys’ fees to be determined by the Court or Arbitrator. Without limiting the generality of the foregoing, the prevailing party shall be entitled to recover its attorneys’ fees and other legal expenses incurred in connection with a bankruptcy or other insolvency-related proceeding of the other party (and including such fees and expenses incurred in efforts, whether successful or not, to obtain adequate protection, annulment, modification or termination of the automatic stay).
          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.
          (f) Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all of which, when taken together, shall constitute one agreement. Signatures transmitted by facsimile or by .pdf file delivered via electronic mail shall be binding; provided, however, that any Party transmitting its signature by facsimile or such electronic mail shall promptly send an original signature to the other Party.
          (h) Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Agreement as a whole.
          (i) Governing Law. The rights and obligations of the Parties and the interpretation and performance of this Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws rules.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Note Purchase and Sale Agreement has been executed and is effective as of the date set forth above.

SELLER:		BUYER:

SOLAR POWER, INC., a California corporation		HEK PARTNERS , LLC, a California limited liability company

By:	/s/ Joseph Bedewi	By:	/s/William H. Hedden

Name:	Joseph Bedewi		William H. Hedden, Manager
Title:	Chief Financial Officer
		By:	/s/ Steven Kay

Steven Kay, Manager

		By:	/s/ Stephen C. Kircher

Stephen C. Kircher, Manager

EXHIBIT A
ASSIGNMENT OF PROMISSORY NOTE
     THIS ASSIGNMENT OF PROMISSORY NOTE (“Assignment”) is made as of December 22, 2010 by SOLAR POWER, INC., a California corporation (“Assignor”) and HEK PARTNERS, LLC, a California limited liability company (“Assignee”).
     1. Background. Assignor and Assignee have entered into that certain Note Purchase and Sale Agreement dated December 22, 2010 (“Purchase Agreement”) pursuant to which Assignor has agreed to sell, transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Promissory Note dated December 23, 2009 by Assignee in favor of Assignor in the principal amount of $3,630,164 (“Promissory Note”), the original copy of which is attached as Attachment 1.
     2. Assignment. Assignor hereby assigns, conveys, grants and transfers to Assignee, all of Assignor’s right, title, and interest in and to the Note and assigns and delegates to Assignee all of the terms, covenants, conditions, duties and obligations to be performed by Assignor under the Note arising from and after the Effective Date.
     3. Assumption. Assignee hereby accepts and assumes from Assignor all such right, title, and interest in and to the Promissory Note, and accepts and assumes the delegation and agrees to perform and fulfill all the terms, covenants, conditions, and obligations required to be performed and fulfilled by Assignor under the Promissory Note.
     4. Entire Agreement. This Assignment, together with the Purchase Agreement which is incorporated herein by reference, contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein, including, without limitation, any letters of intent or letters of interest between the parties.
     IN WITNESS WHEREOF, this Assignment and Assumption of Note has been executed and is effective as of the date set forth above.

ASSIGNOR:		ASSIGNEE:

SOLAR POWER, INC., a California corporation		HEK PARTNERS , LLC, a California limited liability company

By:	/s/ Joseph Bedewi	By:	/s/ William H. Hedden

Name:	Joseph Bedewi		William H. Hedden, Manager

Title:	Chief Financial Officer

		By:	/s/ Steven Kay

Steven Kay, Manager

		By:	/s/ Stephen C. Kircher

Stephen C. Kircher, Manager